Exhibit 99.1

NEWS RELEASE DATED 7-18-2005

For Additional Information, Contact Charles A. Caswell, Chief Financial Officer (704) 688-4473
or
Jan H. Hollar,
Director of Finance
(704) 688-4467

FOR IMMEDIATE RELEASE
July 18, 2005

First Charter Net Income Up 10% in 2nd Quarter

Net Income of $11.3 Million Fueled by Strong Growth in Loans and
Fee Income

Second Quarter 2005 Highlights

•	Net Income Rose 10% to $11.3 Million Compared to Second Quarter 2004.

•	Total Loans Grew an Annualized 23% During the Quarter, Fueled by Commercial and Consumer Loan Growth.

•	Deposit, Insurance and Mortgage Fee Revenues Contributed to a 16% Increase in Noninterest Income Compared to Second Quarter 2004.

•	Solid Credit Quality Continued with Annualized Net Charge-offs 0.19% of Average Loans.

•	Average Noninterest Bearing Demand Deposits Grew $25.8 Million, or 7%, Compared to Second Quarter 2004.

•	Quarterly Customer Satisfaction Survey Score was 82% “Very Satisfied”, Significantly Above the National Average of 58%.

•	Securities Portfolio Decreased to 33% of Earning Assets from 40% a Year Ago.

CHARLOTTE, North Carolina – First Charter Corporation (NASDAQ: FCTR) today reported that 2005 second quarter net income increased 10 percent to $11.3 million from $10.3 million in the same quarter a year ago. On a fully diluted per-share basis, net income increased to $0.37 from $0.34 a year ago. The improved performance was driven largely by strong growth in loans, broad-based growth in fee revenue, continued focus on expense management and solid credit quality.

Return on average assets and return on average equity were 1.00 percent and 14.12 percent, respectively, for the second quarter of 2005 compared to 0.96 percent and 13.90 percent for the second quarter of 2004 and 0.94 percent and 13.21 percent for the first quarter of 2005.

For the first six months of 2005, First Charter earned $21.6 million, or $0.71 per share, compared to $19.5 million, or $0.65 per share, a year earlier.

“Our double-digit growth in loans and fee revenue for the second quarter was driven by the disciplined execution of our Community Banking Model,” said Bob James, President & CEO of First Charter Corporation. “Building effective relationships with our customers enables us to compete effectively in the marketplace and achieve strong earnings growth.”

First Charter entered the Raleigh market during the first quarter, opening a loan production office and establishing teams to originate mortgage and construction loans to individuals and residential builders. The Corporation expects to open a new financial center in Raleigh during the fourth quarter of 2005 offering banking services for individuals and small businesses, commercial lending, mortgages, and brokerage services. In addition, the company anticipates opening an additional de novo financial center in Charlotte during the fourth quarter of 2005, bringing the total number of financial centers to 55 by year-end.

“We are very excited about the growth potential available to us in Raleigh,” James continued. “Raleigh is a vibrant, growing market and we believe that our competitive product offerings and proven track record of delivering exceptional service will attract individuals and businesses in this region. Our move into this market is another example of how we are pursuing our growth strategy.”

Financial Highlights

	For the Three Months		For the Six Months
	Ended June 30		Ended June 30
(Dollars in thousands,except per share data)	2005	2004	2005	2004
Earnings
Total revenues (1)	$48,607	$44,922	$94,995	$89,960
Net income	11,280	10,255	21,589	19,495
Diluted earnings per share	0.37	0.34	0.71	0.65

Financial Ratios
Return on average assets	1.00%	0.96%	0.97%	0.92%
Return on average equity	14.12	13.90	13.67	13.07
Efficiency-taxable equivalent ratio (2)	59.70	61.56	60.54	62.06

Average Balance Sheet
Loans, net	$2,788,438	$2,339,435	$2,670,810	$2,306,505
Securities	1,441,853	1,637,918	1,501,035	1,614,000
Total assets	4,543,846	4,316,360	4,492,094	4,263,381
Total deposits	2,689,390	2,547,909	2,659,757	2,492,291
Other borrowings	1,491,636	1,424,556	1,467,904	1,427,342
Shareholders’ equity	320,412	296,699	318,455	299,848

Asset Quality Ratios (3)
Past due loans over 30 days as a percentage of loans	0.45%	0.47%	0.45%	0.47%
Allowance for loan losses as a percentage of loans	1.02	1.11	1.02	1.11
Allowance for loan losses as a percentage of nonaccrual loans	294.50	207.87	294.50	207.87
Net charge-offs as a percentage of average loans-annualized	0.19	0.29	0.20	0.35

(1)	Net interest income plus noninterest income.

(2)	Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less gains or losses on sale of securities.

(3)	Ratios exclude loans held for sale.

Strong Loan Growth in Second Quarter

Average total loans increased $461.7 million, or 20 percent, to $2.78 billion compared with the same quarter a year ago. The purchase of adjustable rate mortgage (ARM) loans in the first quarter of 2005 accounted for $212.1 million of the increase. Average consumer and home equity loans increased $106.2 million or 15 percent and average commercial and construction loans increased $83.6 million or 6 percent. Average mortgage loans increased $59.7 million, or 19 percent, excluding the first quarter mortgage loan purchase.

Total loans increased $154.0 million, or 23 percent annualized, to $2.86 billion compared to March 31, 2005. Commercial and construction loans increased $115.9 million, or 35 percent annualized. Home equity loans increased $22.2 million, or 19 percent annualized, and consumer loans increased $17.5 million, or 22 percent annualized. Mortgage loans decreased $1.6 million during the quarter.

Average total loans were $234.4 million, or 9 percent higher than the previous quarter. The purchase of mortgage loans in the first quarter of 2005 accounted for $105.3 million of the increase. Average commercial and construction loans increased $85.4 million, or 7 percent, and average consumer and home equity loans increased $32.4 million, or 4 percent.

Loan growth was largely due to strong performance in commercial and consumer lending. “An improving economy and heightened focus on the commercial market contributed to our loan growth in the second quarter,” James said. “Six new, highly experienced commercial relationship officers recently joined First Charter and we are beginning to see the benefits of their activities in our commercial loan pipeline.”

Low-Cost Noninterest Deposit Balances Continue To Build

First Charter’s CHecking Account Marketing Program (CHAMP) continued to attract new customers and generate low-cost deposits. Average noninterest bearing deposits grew by $25.8 million, or 7 percent, from the same period a year ago. Contributing to the growth, 10,322 new checking accounts were opened during the quarter, representing an 8 percent increase over the same period in 2004. This program is designed to develop new customer relationships, shift First Charter’s funding mix towards lower-cost funding sources and generate additional fee income opportunities.

Total average deposits increased $141.5 million, or 6 percent, to $2.69 billion compared to the same quarter a year ago. Average noninterest bearing deposits grew by $25.8 million, or 7 percent. Average interest bearing checking and savings deposits increased $20.1 million, or 4 percent, while average money market deposits decreased $103.0 million, or 19 percent. Average retail certificates of deposit (CDs) increased $90.8 million and average wholesale CDs increased $110.8 million. The increase in wholesale CDs is a part of the Corporation’s strategy to diversify its wholesale funding sources as evidenced by a $92.9 million decrease in Federal Home Loan Bank advances during the same period. In addition, during the second quarter the Corporation issued $35 million in floating rate trust-preferred securities to reduce existing debt and raise additional capital to support franchise growth.

Net Interest Margin Impacted by Wholesale Borrowing Costs

The net interest margin on a tax equivalent basis decreased to 3.03 percent in the second quarter of 2005 from 3.07 percent for the same period in 2004 and 3.06 percent in the first quarter of 2005. Net interest income increased $1.3 million, or 4 percent, to $31.3 million compared to the second quarter of 2004, and increased $0.7 million, or 2 percent, compared to the first quarter of 2005.

The net interest margin was negatively impacted by an 89 basis point increase in the cost of interest bearing liabilities compared to the second quarter of 2004. This increase was driven by a 144 basis point increase in other borrowing costs, primarily in wholesale borrowings, while deposit yields only increased 54 basis points.

Partially offsetting higher liability costs was a 75 basis point increase in earning asset yields. This increase was attributable to a 99 basis point improvement in loan yields, while securities yields remained flat.

The securities-available-for-sale portfolio was reduced by $27.6 million, or 8 percent annualized, during the second quarter of 2005 as portfolio cash flows were primarily used to fund loan growth. As a part of the Corporation’s strategy to de-emphasize its reliance on securities portfolio earnings, the securities portfolio has been reduced to 33 percent of earning assets at June 30, 2005, from 40 percent at June 30, 2004.

Noninterest Income Benefits From Greater Fee Revenue

Noninterest income increased $2.4 million, or 16 percent, to $17.3 million from the second quarter of 2004. Noninterest income was impacted during the second quarter of 2005 by Bank Owned Life Insurance (“BOLI”) claims of $0.9 million (nontaxable), a $0.2 million gain on the sale of bank property and a $0.2 million loss on equity method investments. Excluding these unique transactions, noninterest income increased $1.5 million, or 10 percent, compared to the second quarter of 2004. Noninterest income was also affected by a $0.7 million increase in service charges, a $0.6 million increase in other noninterest income related to growth in ATM, debit card and other miscellaneous fees, a $0.5 million increase in insurance revenues primarily due to the integration of a recently purchased insurance agency, and a $0.2 million increase in mortgage loan fees. Securities sale gains were $18,000 in the second quarter of 2005 compared to $0.5 million in the second quarter of 2004, as the Corporation decreased its emphasis on securities gains.

Noninterest income increased $1.5 million, or 10 percent, compared to the first quarter of 2005. The increase was driven by BOLI claims of $0.9 million during the second quarter of 2005, a $0.8 million, or 13 percent, increase in service charges and a $0.4 million increase in mortgage loan fees. These gains were partially offset by a $0.4 million decrease in insurance revenues. In addition, property sale gains were $0.2 million in the second quarter of 2005 compared to $0.5 million in the first quarter of 2005.

In June 2005, the Corporation entered into an agreement to sell and leaseback one of its financial center properties while a replacement financial center is constructed on an adjacent property. The transaction resulted in a gain of $1.3 million that will be recognized over the expected lease term of seven months. One-seventh, or $0.2 million, of the gain was recognized in the second quarter of 2005.

Continued Focus on Expense Management

Noninterest expense increased $1.7 million, or 6 percent, to $29.4 million compared to the second quarter of 2004. A significant contributor to the increase included a one-time $1.1 million expense associated with a legacy employee benefit plan. Salaries and employee benefits increased an additional $0.5 million, or 3 percent, due to additional personnel, including the acquisition of an insurance agency during the fourth quarter of 2004. Data processing expenses increased $0.3 million due to increased debit card processing and software maintenance expenses; occupancy and equipment increased $0.3 million due to additional branch lease and depreciation expenses. These increases were partially offset by a $0.4 million decrease in professional fees.

Noninterest expense increased $0.5 million, or 2 percent, compared to the first quarter of 2005. Noninterest expense for the second quarter of 2005 was impacted by the previously discussed $1.1 million employee benefit expense. Noninterest expense for the first quarter of 2005 was impacted by a previously disclosed $1.0 million expense associated with the former CFO’s retirement. Salaries and employee benefits increased $0.3 million as a result of one additional business day in the second quarter of 2005 and increased commission-based compensation in the mortgage services area. In addition, occupancy and equipment increased $0.3 million due to additional financial center lease and depreciation expenses.

Efficiency Ratio Improves

The efficiency ratio decreased to 59.7 percent from 61.6 percent in the second quarter of 2004, and 61.4 percent for the first quarter of 2005. The calculation of the efficiency ratio excludes the impact of securities sales.

Asset Quality Trends Continue To Improve

Asset quality trends continue to be solid. Net charge-offs were reduced significantly, falling to 0.19 percent of average total loans in the second quarter of 2005 from 0.29 percent in the same quarter a year-ago, and 0.21 in the first quarter of 2005.

	Asset Quality Ratios
	June 30	March 31	December 31	September 30	June 30
	2005	2005	2004	2004	2004
Past Due
Past due loans over 30 days as a percentage of loans	0.45%	0.51%	0.51%	0.61%	0.47%

Nonaccrual Loans
Nonaccrual loans as a percentage of loans	0.34%	0.34%	0.57%	0.59%	0.53%

Nonperforming Assets
Nonperforming assets as a percentage of loans and other real estate owned	0.57%	0.62%	0.73%	0.79%	0.79%

Charge-offs
Net charge-offs as a percentage of average loans-annualized	0.19%	0.21%	0.30%	0.13%	0.29%

Allowance for Loan Losses
Allowance for loan losses as a percentage of loans	1.02%	1.02%	1.10%	1.11%	1.11%
Allowance for loan losses as a percentage of nonaccrual loans	295%	296%	192%	189%	208%

Nonperforming assets totaled $16.2 million at June 30, 2005, representing a $0.7 million decrease from March 31, 2005. Other real estate owned decreased $1.3 million compared to March 31, 2005 primarily due to the sale of three properties during the second quarter of 2005. Nonperforming assets as a percent of total loans and other real estate owned fell to 0.57 percent at June 30, 2005, compared to 0.62 percent at March 31, 2005.

The allowance for loan losses as a percent of total loans was 1.02 percent in the second quarter of 2005, the same as the previous quarter and a decrease from 1.11 percent in the same quarter a year-ago. The lower allowance for loan loss ratio is related to the increased proportion of lower-risk mortgage loans in the loan portfolio and the Corporation’s improved credit quality trends. The provision for loan losses was $2.9 million for the three months ended June 30, 2005 and net charge-offs were $1.3 million. For the three months ended June 30, 2004, the provision for loan losses was $2.0 million and net charge-offs were $1.7 million. The increase in the provision for loan losses from the second quarter of 2004 was primarily due to the inherent risk associated with increased lending.

Conference Call and 2005 Update

The First Charter executive management team will be available via telephone conference to discuss the contents of this press release, as well as an update on strategic plans for 2005 on Tuesday, July 19, 2005 at 10:00 a.m. EDT. The following table outlines access information for the conference call and internet/audio replay:

	US/Canada Participants	International Participants
Live Conference Call	800-379-3953	706-679-5254
	ID # 7510335	ID # 7510335
Internet Live and Replay	www.FirstCharter.com	www.FirstCharter.com
	“Investor Relations” section	“Investor Relations” section
	SHOW # 244805	SHOW # 244805
Audio Replay	800-642-1687	706-645-9291
	ID # 7510335	ID # 7510335

Corporate Profile

First Charter Corporation is a regional financial services company with assets of $4.6 billion and is the holding company for First Charter Bank. First Charter operates 53 financial centers, seven insurance offices and 110 ATMs located in 18 counties throughout the piedmont and western half of North Carolina. First Charter also operates loan origination offices in Raleigh, NC and Reston, VA. First Charter provides businesses and individuals with a broad range of financial services, including banking, financial planning, funds management, investments, insurance, mortgages and a full array of employee benefit programs. Additional information about First Charter may be found by visiting www.FirstCharter.com or by calling 1-800-601-8471. First Charter’s common stock is traded under the symbol “FCTR” on the NASDAQ National Market.

Forward Looking Statements

This news release contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements, and which may be beyond our control, include, among others, the following possibilities: (1) projected results in connection with management’s implementation of, or changes in, our business plan and strategic initiatives are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions, including deposit attrition, customer retention and revenue loss, or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the Corporation does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment, or interest rate policies of the Board of Governors of the Federal Reserve System, may reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto, including changes in accounting standards, may adversely affect the businesses in which the Corporation is engaged; (9) regulatory compliance cost increases are greater than expected; (10) the passage of future tax legislation, or any negative regulatory, administrative or judicial position, may adversely impact the Corporation; (11) our competitors may have greater financial resources and may develop products that enable them to compete more successfully in the markets in which we operate; and (12) changes in the securities markets, including changes in interest rates, may adversely affect our ability to raise capital from time to time. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at First Charter’s website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof. The Corporation undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Six Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	6/30/2005	6/30/2004	Amount	Percentage

BALANCE SHEET
ASSETS:
Cash and due from banks	$104,886	$94,749	$10,137	10.7%
Federal funds sold	2,250	1,960	290	14.8
Interest earning bank deposits	3,167	19,513	(16,346)	(83.8)
Securities available for sale	1,412,885	1,604,585	(191,700)	(11.9)
Loans held for sale	8,159	26,768	(18,609)	(69.5)
Loans
Commercial Real Estate	785,718	768,637	17,081	2.2
Commercial Non Real Estate	219,029	208,587	10,442	5.0
Construction	444,125	332,031	112,094	33.8
Mortgage	581,257	315,005	266,252	84.5
Consumer	328,163	276,236	51,927	18.8
Home equity	500,080	447,739	52,341	11.7

Total loans	2,858,372	2,348,235	510,137	21.7
Less: Unearned income	(213)	(197)	(16)	8.1
Allowance for loan losses	(29,032)	(26,052)	(2,980)	11.4

Loans, net	2,829,127	2,321,986	507,141	21.8

Other assets	272,762	269,652	3,110	1.2

Total assets	$4,633,236	$4,339,213	$294,023	6.8%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$406,982	$368,738	$38,244	10.4%
Interest checking and savings	475,643	450,950	24,693	5.5
Money market deposits	440,117	563,523	(123,406)	(21.9)
Retail certificates of deposit	994,671	888,784	105,887	11.9
Wholesale certificates of deposit	433,972	322,770	111,202	34.5

Total deposits	2,751,385	2,594,765	156,620	6.0
Retail other borrowings	118,557	129,404	(10,847)	(8.4)
Wholesale other borrowings	1,384,765	1,281,077	103,688	8.1

Total other borrowings	1,503,322	1,410,481	92,841	6.6
Other liabilities	50,831	50,186	645	1.3

Total liabilities	4,305,538	4,055,432	250,106	6.2

Total shareholders’ equity	327,698	283,781	43,917	15.5

Total liabilities and shareholders’ equity	$4,633,236	$4,339,213	$294,023	6.8%

SELECTED AVERAGE BALANCES
Loans and loans held for sale	$2,670,810	$2,306,505	$364,305	15.8%
Securities	1,501,035	1,614,000	(112,965)	(7.0)
Interest earning assets	4,179,587	3,940,172	239,415	6.1
Assets	4,492,094	4,263,381	228,713	5.4
Noninterest bearing deposits	380,421	346,812	33,609	9.7
Deposits	2,659,757	2,492,291	167,466	6.7
Other borrowings	1,467,904	1,427,342	40,562	2.8
Interest bearing liabilities	3,747,241	3,572,821	174,420	4.9
Shareholders’ equity	318,455	299,848	18,607	6.2

	As of / For the Quarter Ended
	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004

MISCELLANEOUS INFORMATION
Common stock prices (daily close)
High	$23.34	$25.74	$28.11	$24.50	$21.89
Low	20.85	22.33	25.00	20.86	20.05
End of period	21.97	22.59	26.17	24.17	21.79
Book Value	10.73	10.31	10.47	10.35	9.53
Market Capitalization	670,822,115	683,929,554	786,519,880	720,988,635	648,666,205
Weighted average shares-basic	30,409,307	30,234,683	29,973,996	29,810,917	29,763,619
Weighted average shares-diluted	30,679,636	30,630,601	30,605,826	30,231,191	30,067,462
End of period shares outstanding	30,533,551	30,275,766	30,054,256	29,829,898	29,768,986

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004

BALANCE SHEET
ASSETS:
Cash and due from banks	$104,886	$110,745	$90,238	$98,000	$94,749
Federal funds sold	2,250	1,951	1,589	2,080	1,960
Interest earning bank deposits	3,167	5,507	6,184	9,259	19,513
Securities available for sale	1,412,885	1,440,494	1,652,732	1,630,655	1,604,585
Loans held for sale	8,159	6,006	5,326	5,468	26,768
Loans
Commercial Real Estate	785,718	774,088	776,474	788,539	768,637
Commercial Non Real Estate	219,029	210,990	212,031	210,214	208,587
Construction	444,125	347,877	332,264	345,178	332,031
Mortgage	581,257	582,893	347,606	331,249	315,005
Consumer	328,163	310,690	304,151	290,569	276,236
Home equity	500,080	477,884	467,166	459,527	447,739

Total loans	2,858,372	2,704,422	2,439,692	2,425,276	2,348,235
Less: Unearned income	(213)	(232)	(291)	(301)	(197)
Allowance for loan losses	(29,032)	(27,483)	(26,872)	(26,859)	(26,052)

Loans, net	2,829,127	2,676,707	2,412,529	2,398,116	2,321,986

Other assets	272,762	271,643	263,007	265,466	269,652

Total assets	$4,633,236	$4,513,053	$4,431,605	$4,409,044	$4,339,213

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$406,982	$402,986	$377,793	$368,156	$368,738
Interest checking and savings	475,643	472,063	468,292	448,799	450,950
Money market deposits	440,117	455,870	478,314	544,663	563,523
Retail certificates of deposit	994,671	971,199	967,884	877,541	888,784
Wholesale certificates of deposit	433,972	400,590	317,563	317,903	322,770

Total deposits	2,751,385	2,702,708	2,609,846	2,557,062	2,594,765
Retail other borrowings	118,557	115,836	139,039	128,903	129,404
Wholesale other borrowings	1,384,765	1,335,920	1,310,697	1,353,437	1,281,077

Total other borrowings	1,503,322	1,451,756	1,449,736	1,482,340	1,410,481
Other liabilities	50,831	46,335	57,336	60,991	50,186

Total liabilities	4,305,538	4,200,799	4,116,918	4,100,393	4,055,432

Total shareholders’ equity	327,698	312,254	314,687	308,651	283,781

Total liabilities and shareholders’ equity	$4,633,236	$4,513,053	$4,431,605	$4,409,044	$4,339,213

SELECTED AVERAGE BALANCES
Loans and loans held for sale	$2,788,438	$2,551,876	$2,444,827	$2,393,362	$2,339,435
Securities	1,441,853	1,560,874	1,637,050	1,627,156	1,637,918
Interest earning assets	4,236,232	4,122,175	4,101,708	4,035,259	3,995,390
Assets	4,543,846	4,439,768	4,426,604	4,343,207	4,316,360
Noninterest bearing deposits	387,898	372,861	388,725	372,424	362,129
Deposits	2,689,390	2,629,795	2,614,161	2,586,524	2,547,909
Other borrowings	1,491,636	1,443,909	1,441,129	1,411,579	1,424,556
Interest bearing liabilities	3,793,128	3,700,843	3,666,565	3,625,679	3,610,337
Shareholders’ equity	320,412	316,476	312,122	296,539	296,699

First Charter Corporation and Subsidiaries	(NASDAQ: FCTR)
Quarterly Earnings Release

	For the Three Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	6/30/2005	6/30/2004	Amount	Percentage

INCOME STATEMENT
Interest income-taxable equivalent	$56,199	$45,447	$10,752	23.7%
Interest expense	24,314	14,874	9,440	63.5

Net interest income-taxable equivalent	31,885	30,573	1,312	4.3
Less: taxable equivalent adjustment	595	541	54	10.0

Net interest income	31,290	30,032	1,258	4.2
Provision for loan losses	2,878	2,000	878	43.9

Net interest income after provision for loan losses	28,412	28,032	380	1.4
Noninterest income	17,317	14,890	2,427	16.3
Noninterest expense	29,364	27,685	1,679	6.1

Income before income taxes	16,365	15,237	1,128	7.4
Income tax expense	5,085	4,982	103	2.1

Net income	$11,280	$10,255	$1,025	10.0%

EARNINGS PER SHARE DATA
Basic	$0.37	$0.34	$0.03	8.8%
Diluted	0.37	0.34	0.03	8.8
Weighted average shares-basic	30,409,307	29,763,619
Weighted average shares-diluted	30,679,636	30,067,462
Dividends paid on common shares	$0.190	$0.185	$0.005	5.3%

PERFORMANCE RATIOS
Return on average assets	1.00%	0.96%
Return on average equity	14.12	13.90
Efficiency-taxable equivalent (*)	59.70	61.56

	For the Three Months Ended
	6/30/2005	6/30/2004

SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS
Noninterest income
Gain on sale of securities	$18	$494
Equity method investment loss	(174)	(76)
Gain on sale of properties	188	—
Bank owned life insurance claim	925	—
Noninterest expense
Employee benefit plan modification	1,079	—

Notes:	Applicable ratios are annualized.

*-Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less gain on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	For the Six Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	6/30/2005	6/30/2004	Amount	Percentage

INCOME STATEMENT
Interest income-taxable equivalent	$108,056	$91,215	$16,841	18.5%
Interest expense	45,022	29,731	15,291	51.4

Net interest income-taxable equivalent	63,034	61,484	1,550	2.5
Less: taxable equivalent adjustment	1,170	1,079	91	8.4

Net interest income	61,864	60,405	1,459	2.4
Provision for loan losses	4,778	5,000	(222)	(4.4)

Net interest income after provision for loan losses	57,086	55,405	1,681	3.0
Noninterest income	33,131	29,555	3,576	12.1
Noninterest expense	58,233	55,993	2,240	4.0

Income before income taxes	31,984	28,967	3,017	10.4
Income taxes	10,395	9,472	923	9.7

Net income	$21,589	$19,495	$2,094	10.7%

EARNINGS PER SHARE DAT
Basic	$0.71	$0.65	$0.06	9.2%
Diluted	0.71	0.65	0.06	9.2
Weighted average shares-basic	30,285,244	29,765,952
Weighted average shares-diluted	30,607,931	30,061,529
Dividends paid on common shares	$0.38	$0.37	$0.01	2.7%

PERFORMANCE RATIOS
Return on average assets	0.97%	0.92%
Return on average equity	13.67	13.07
Efficiency-taxable equivalent (*)	60.54	62.06

	For the Six Months Ended
	6/30/2005	6/30/2004

SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS
Noninterest income
(Loss) gain on sale of securities	$(31)	$820
Equity method investment loss	(232)	(300)
Gain on sale of properties	717	777
Bank owned life insurance claim	925	—
Noninterest expense
Employee benefit plan modification	1,079	—
Separation agreement	1,010	—
Financial management charge	166	—

Notes:	Applicable ratios are annualized.

*-Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less (loss) gain on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004

INCOME STATEMENT
Interest income-taxable equivalent
Interest and fees on loans	$42,016	$36,499	$34,426	$31,406	$29,373
Interest on securities	14,145	15,306	16,137	16,144	16,032
Other interest income	38	52	87	44	42

Total interest income-taxable equivalent	56,199	51,857	50,650	47,594	45,447

Interest expense
Interest on deposits	12,210	10,514	9,690	8,916	8,619
Other interest expense	12,104	10,194	8,585	7,371	6,255

Total interest expense	24,314	20,708	18,275	16,287	14,874

Net interest income-taxable equivalent	31,885	31,149	32,375	31,307	30,573
Less: Taxable equivalent adjustment	595	575	565	512	541

Net interest income	31,290	30,574	31,810	30,795	30,032
Provision for loan losses	2,878	1,900	1,825	1,600	2,000

Net interest income after provision for loan losses	28,412	28,674	29,985	29,195	28,032

Noninterest income
Service charges on deposit accounts	7,061	6,236	6,832	6,781	6,346
Financial management income	1,596	1,580	1,199	1,602	1,545
Gain (loss) on sale of securities	18	(49)	296	1,267	494
Gain on sale of deposits and loans	—	—	—	339	—
Loss from equity method investments	(174)	(58)	(49)	—	(76)
Mortgage loan fees	817	394	359	365	596
Brokerage services income	793	802	628	612	902
Insurance services income	3,099	3,512	3,140	2,464	2,634
Bank owned life insurance	1,762	827	856	860	847
Gain on sale of properties	188	529	—	—	—
Other noninterest income	2,157	2,041	2,041	1,749	1,602

Total noninterest income	17,317	15,814	15,302	16,039	14,890

Noninterest expense
Salaries and employee benefits	15,908	15,569	14,323	14,779	14,368
Occupancy and equipment	4,687	4,381	4,495	4,115	4,379
Data processing	1,333	1,321	1,221	945	1,006
Marketing	1,065	1,080	966	1,141	1,126
Postage and supplies	1,187	1,208	1,178	1,204	1,306
Professional services	1,984	1,913	2,237	2,264	2,361
Telephone	551	528	501	496	507
Amortization of intangibles	126	131	135	111	96
Other noninterest expense	2,523	2,738	2,621	2,292	2,536

Total noninterest expense	29,364	28,869	27,677	27,347	27,685

Income before taxes	16,365	15,619	17,610	17,887	15,237
Income tax expense	5,085	5,310	6,051	6,499	4,982

Net income	$11,280	$10,309	$11,559	$11,388	$10,255

EARNINGS PER SHARE DATA
Basic	$0.37	$0.34	$0.39	$0.38	$0.34
Diluted	0.37	0.34	0.38	0.38	0.34
Dividends paid on common shares	0.190	0.190	0.190	0.190	0.185

PERFORMANCE RATIOS
Return on average assets	1.00%	0.94%	1.04%	1.04%	0.96%
Return on average equity	14.12	13.21	14.73	15.28	13.90
Efficiency-taxable equivalent (*)	59.70	61.41	58.41	59.35	61.56
Noninterest income as a percentage of total income	35.63	34.09	32.48	34.25	33.15
Equity as a percentage of total assets	7.07	6.92	7.10	7.00	6.54
Tangible equity as a percentage of total assets	6.58	6.41	6.58	6.49	6.02
Tier 1 Capital to Risk Adjusted Assets	10.70	9.89	10.08	9.92	9.92
Total Capital to Risk Adjusted Assets	11.58	10.78	10.99	10.84	10.85

	As of / For the Quarter Ended
	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004

SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS
Noninterest income
Gain (loss) on sale of securities	$18	$(49)	$296	$1,267	$494
Gain on sale of deposits and loans	—	—	—	339	—
Recovery on sale of overdraft deposit accounts	—	—	222	—	—
Equity method investment loss	(174)	(58)	(49)	—	(76)
Gain on sale of properties	188	529	—	—	—
Bank owned life insurance claim	925	—	—	—	—
Noninterest expense
Employee benefit plan modification	1,079	—	—	—	—
Separation agreement	—	1,010	—	—	—
Financial management charge	—	166	—	—	—

Notes:	Applicable ratios are annualized

*-Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less gain (loss) on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	6/30/2005		3/31/2005		12/31/2004		9/30/2004		6/30/2004

ASSET QUALITY ANALYSIS
Allowance for Loan Losses
Beginning balance	$27,483		$26,872		$26,859		$26,052		$25,736
Provision for loan losses	2,878		1,900		1,825		1,600		2,000
Allowance related to loans sold	—		—		—		(35)		—
Charge-offs	(1,516)		(1,918)		(2,063)		(1,432)		(2,475)
Recoveries	187		629		251		674		791

Net charge-offs	(1,329)		(1,289)		(1,812)		(758)		(1,684)

Ending balance	$29,032		$27,483		$26,872		$26,859		$26,052

Nonperforming Assets and Loans 90 days or more past due accruing interest
Nonaccrual loans	$9,858		$9,282		$13,970		$14,237		$12,533
Other real estate	6,390		7,648		3,844		4,962		6,159

Total nonperforming assets	16,248		16,930		17,814		19,199		18,692

Loans 90 days or more past due accruing interest	—		—		—		56		—

Total	$16,248		$16,930		$17,814		$19,255		$18,692

Asset Quality Ratios (*)
Nonaccrual loans as a percentage of total loans	0.34%		0.34%		0.57%		0.59%		0.53%
Nonperforming assets as a percentage of total assets	0.35		0.38		0.40		0.44		0.43
Nonperforming assets as a percentage of total loans and other real estate	0.57		0.62		0.73		0.79		0.79
Net charge-offs as a percentage of average loans (annualized)	0.19		0.21		0.30		0.13		0.29
Allowance for loan losses as a percentage of loans	1.02		1.02		1.10		1.11		1.11
Ratio of allowance for loan losses to:
Net charge-offs (annualized)	5.45	x	5.26	x	3.73	x	8.91	x	3.86	x
Nonaccrual loans	2.95		2.96		1.92		1.89		2.08

	As of / For the Six Months Ended				Increase (Decrease)
	6/30/2005		6/30/2004		Amount	Percentage

Allowance for Loan Losses
Beginning balance	$26,872		$25,607		$1,265	4.9%
Provision for loan losses	4,778		5,000		(222)	(4.4)
Allowance related to loans sold	—		(549)		549	(100.0)
Charge-offs	(3,434)		(5,054)		(1,620)	(32.1)
Recoveries	816		1,048		(232)	(22.1)

Net charge-offs	(2,618)		(4,006)		(1,388)	(34.6)

Ending balance	$29,032		$26,052		$2,980	11.4%

Asset Quality Ratios (*)
Net charge-offs as a percentage of average loans	0.20%		0.35%
Ratio of allowance for loan losses to net charge-offs	5.50	x	3.24	x

	For the Quarter Ended
	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004

ANNUALIZED INTEREST YIELDS / RATES (**)
Interest income:
Yield on loans and loans held for sale	6.04%	5.80%	5.60%	5.22%	5.05%

Yield on securities	3.92	3.92	3.94	3.97	3.92

Yield on interest earning assets	5.32	5.08	4.92	4.70	4.57

Interest expense:
Cost of interest bearing deposits	2.13	1.89	1.73	1.60	1.59
Cost of borrowings	3.21	2.82	2.37	2.08	1.77

Cost of interest bearing liabilities	2.55	2.25	1.98	1.79	1.66

Interest rate spread	2.77	2.83	2.94	2.91	2.91

Net yield on earning assets	3.03%	3.06%	3.15%	3.10%	3.07%

Notes:	Applicable ratios are annualized.

(*)-Excludes loans held for sale.

(**)-Fully taxable equivalent yields. The calculation of the yield on securities for 2004 has been adjusted to reflect a correction in the taxable equivalent adjustment.